UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2016
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2016, The Brink’s Company (the “Company”) and certain of its subsidiaries entered into a $100 million uncommitted facility agreement (the “Agreement”) with Banco Santander, S.A., (the “Bank”). The new facility will be used to finance working capital needs, capital expenditures, acquisitions permitted under the Agreement and other general corporate purposes. The Company guarantees payment of all obligations under the Agreement.
The Agreement generally provides for loans in U.S. dollars at interest rates equal to the LIBOR Rate, the Base Rate, the Default Rate, the Interpolated Screen Rate or the Screen Rate (each as defined in the Agreement) plus the Applicable Margin (as defined in the Agreement). Subject to the conditions stated in the Agreement, the Company may prepay and reborrow amounts under the facility at any time during the term of the Agreement.
The Agreement contains customary representations and warranties as well as affirmative and negative covenants. The Agreement contains customary events of default, including, among others, non-payment of principal, interest or other amounts when due.
All amounts under the Agreement are due on the Maturity Date (as defined in the Agreement) of each Loan.
This description of the Agreement is not complete and is qualified in its entirety by reference to the entire Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	$100,000,000 Uncommitted Facility Agreement, dated as of October 31, 2016, by and among The Brink’s Company, certain of its subsidiaries, and Banco Santander, S.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: November 4, 2016	By:	/s/McAlister C. Marshall, II
McAlister C. Marshall, II Senior Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	$100,000,000 Uncommitted Facility Agreement, dated as of October 31, 2016, by and among The Brink’s Company, certain of its subsidiaries, and Banco Santander, S.A.